This Announcement contains inside information as defined in Article 7 of the Market Abuse Regulation No. 596/2014 (“MAR”). Upon the publication of this Announcement, this inside information is now considered to be in the public domain.

TRANSGLOBE ENERGY CORPORATION ANNOUNCES RELEASE DATE OF
YEAR-END AND FOURTH QUARTER 2018 RESULTS AND CONFERENCE CALL

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, March 6, 2019 - TransGlobe Energy Corporation (“TransGlobe”) will announce its year-end and fourth quarter 2018 financial and operating results on Wednesday, March 13, 2019 before the opening of the stock markets. A conference call and webcast to discuss the results will be held the same day:

Time:             8:00 a.m. Mountain Time (10:00 a.m. Eastern Time/15:00pm London Time)
Dial-in:         (416) 406-0743 or toll-free at 1-800-952-5114
International Dial-in:     https://www.confsolutions.ca/ILT?oss=7P1R8009525114
Webcast:         http://www.gowebcasting.com/9893

Shortly after the conclusion of the call, a replay will be available by dialing (905) 694-9451 or toll-free at

1-800-408-3053. The pass code is 1454526#. The replay will expire at 23:59 p.m. (Eastern Time) on March 20, 2019. Thereafter, a copy of the call can be accessed through a link on TransGlobe’s website at www.trans-globe.com.
TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact:

Investor Relations	Via FTI Consulting
Telephone: 403.264.9888
Email: investor.relations@trans-globe.com
Web site: http://www.trans-globe.com

TransGlobe Energy	www.trans-globe.com

Randy Neely, President & Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	+44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	+44 (0) 207 448 0200
Jonathan Wright

FTI Consulting (Financial PR)	+44 (0) 203 727 1000
Ben Brewerton
Genevieve Ryan	transglobeenergy@fticonsulting.com